Exhibit (j)(2)




           CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
                                ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment Number 21 to the Registration Statement (Form N-1A)(No. 33-65690/811-07850) of Allegiant Advantage Fund of our report dated July 22, 2005, included in the 2005 Annual Report to shareholders.




Philadelphia, Pennsylvania
September 27, 2005